UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2013

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)

513-360-4704
(Registrant's telephone number, including area code)

Copies to:
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On October 24, 2013, the size of the Board of Directors was increased from two to three and Raymond J. Chess was appointed as a director of AMP Holding Inc. (the “Company”).

There is no understanding or arrangement between Mr. Chess and any other person pursuant to which Mr. Chess was selected as a director of the Company.  Mr. Chess does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Since January 1, 2012, Mr. Chess has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.  Prior to joining the Board of Directors, Mr. Chess served on our advisory board pursuant to which he received a stock option to acquire 100,000 shares of common stock at an exercise price of $0.25 per share.  On October 24, 2013, Mr. Chess entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual fee of $40,000.  Additionally, the Company granted Mr. Chess options to purchase 500,000 shares of the Company’s common stock at US$0.26 per share.  The options will expire five years from the vesting period with 100,000 options vesting upon the signing of the agreement and 40,000 every six months thereafter for a total of 500,000 shares.

Prior to joining the Company, Mr. Chess served as a Global Vehicle Line Executive for General Motors Co. (“GM”), where he was responsible for global, cross functional general management of the GM crossover market segment from May 2009 through December 2012.  Prior to this, from August 2001 until April 2009, Mr. Chess was responsible for GM’s commercial truck segment.  Previous GM assignments included leadership roles in the full size truck segment, metal fabrication and body assembly.  Mr. Chess's background includes broad, hands-on manufacturing leadership roles with manufacturing, engineering and manufacturing floor operations. Mr. Chess holds a Bachelors of Science degree in Mechanical Engineering from Kettering University and an MBA from Indiana University.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Director Agreement by and between AMP Holding Inc. and Raymond Chess dated October 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: October 30, 2013	By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO

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